Exhibit 10.1

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF NORTH CAROLINA

CHARLOTTE DIVISION

In re FAMILY DOLLAR, INC.	)	Master File No. 3:06-CV-00510(W)
SHAREHOLDER DERIVATIVE LITIGATION	)
This Document Relates To:	) ) )	STIPULATION AND AGREEMENT OF COMPROMISE, SETTLEMENT AND RELEASE
)
ALL ACTIONS.	)

This Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”) dated as of June 22, 2007, and subject to the approval of the United States District Court for the Western District of North Carolina, Charlotte Division (the “Court”), is entered into by and among the parties to the actions captioned In re Family Dollar, Inc. Shareholder Derivative Litigation, Master File No. 3:06-CV-00510(W) (the “Action”) and In re Family Dollar Stores, Inc. Derivative Shareholders Litigation, Master File No. 06-CVS-16796 (the “State Action”), pending before the Court, and the General Court of Justice, Superior Court Division, of the State of North Carolina, County of Mecklenburg (the “Superior Court”), respectively.

STIPULATED FACTS

WHEREAS:

A.                                   On August 24, 2006, a shareholder derivative complaint was filed in the Superior Court, captioned Rebecca Mitchell v. Howard Levine, et al., Case No. 06-CV-516796 (the “Mitchell litigation”), on behalf of Family Dollar Stores, Inc. (“Family Dollar” or the “Company”), against its directors and officers: Howard R. Levine, R. James Kelly, R. David Alexander, Jr., George R. Mahoney, John D. Reier, Albert S. Rorie, Philip W. Thompson, Mark R. Bernstein, James G. Martin and Sharon Allred Decker.  The Mitchell litigation alleges, inter alia, that from 1995 to 2001, the Company and certain of its directors and officers engaged in improper backdating of stock options and, as a result, disseminated materially false financial statements to the stockholders of the Company.

B.                                     On October 2, 2006, a second derivative complaint captioned Jeffrey Alasina v. Howard Levine, et al., was filed in the Superior Court complaining of the same alleged activities by the same defendants as the Mitchell litigation.  The Alasina complaint included claims for breach of fiduciary duty and unjust enrichment arising from these allegations.  The Mitchell and Alasina complaints were consolidated by order of the Superior Court into the State Action.

C.                                     On December 15, 2006, a derivative complaint was filed in this Court captioned Dorothy M. Lee v. Howard R. Levine, et al., No. 3:06-CV-510-W.  A virtually identical complaint was filed in this Court on December 20, 2006, captioned Stanford H. Arden v. Howard R. Levine, et al., No. 3:06-CV-523-C.  By order entered March 27, 2007, the Court consolidated the Lee and Arden cases into the Action.  The Action names the following Family Dollar directors and officers as defendants: Howard R. Levine, Leon Levine, R. James Kelly, R. David Alexander, Jr., Charles Gibson, Jr., C. Martin Sowers, George R. Mahoney, Jr., Mark R. Bernstein, Sharon Allred Decker, Edward C. Dolby, Glenn A. Eisenberg, James G. Martin and Dale C. Pond (collectively, with the Mitchell Defendants, the “Individual Defendants”).

D.                                    In connection with alleged improper backdating of stock options at the Company, the Action alleges violations of §14(a) of the Securities Exchange Act of 1934, breaches of fiduciary duties and/or aiding and abetting in the breach of fiduciary duties, which are alleged to include abuse of control, gross mismanagement, constructive fraud, corporate waste, unjust enrichment and breach of fiduciary duty for insider selling and misappropriation of information by the “insider selling defendants,” all of which are alleged to have occurred between 1995 and 2006.

E.                                      On January 4, 2007, a consolidated derivative complaint was filed in the State Action.  The consolidated derivative complaint names as defendants, Howard R. Levine, R. James Kelly, R. David Alexander, Jr., John J. Scanlon, Charles S. Gibson, Jr., C. Martin Sowers, George R. Mahoney, Jr., Gilbert A. LaFare, Samuel N. McPherson, Mark R. Bernstein, Sharon Allred Decker and James G. Martin (together with the defendants named in the Mitchell action, the “Mitchell Defendants”).

F.                                      On August 31, 2006, after receiving the Mitchell complaint and pursuant to resolutions adopted at a duly called meeting, the Board of Directors of the Company (the “Board”), acting in accordance with Section 141(c) of the General Corporation Law of the State of Delaware and Article III, Section 11 of the Company’s Bylaws, formed the “Special Committee.”  Pursuant to such resolutions, the Board appointed Edward C. Dolby, Glenn A. Eisenberg and Dale C. Pond, each of whom was determined by the Board to be a disinterested and independent director, to serve on the Special Committee.  The purpose of the Special Committee, as provided in such resolutions, was to conduct a full and complete investigation and review of the matters set forth in the Mitchell litigation and such related matters as the Special Committee deemed necessary or appropriate.  To that end, the Special Committee was (i) delegated the authority to consider and determine whether or not prosecution of the claims and actions set forth in the pending litigation was in the best interests of the Company and its stockholders, and to advise what action the Company should take with respect thereto, and (ii) empowered to take any and all such other actions as it deemed necessary or appropriate to conduct its investigation.

G.                                     Subsequent to the formation of the Special Committee, the three additional complaints discussed above were filed, which included similar claims against the Company and its officers and directors.  In accordance with the Board resolutions referred to above, the Special Committee determined that it was necessary and appropriate to consider all related claims against the Company and its officers and directors and to consider its investigation as encompassing all of the pending actions.

H.                                    On May 18, 2007, counsel for the parties to the Action and the State Action reached an agreement-in-principle (subject to the negotiation of a definitive written agreement) concerning the proposed settlement of the Action and State Action.  The parties’ agreement was reached after repeated meetings, both telephonic and in person, between counsel for the Plaintiffs and the Special Committee and, in some instances, counsel to the Company.  Counsel for the parties to the Action and State Action have concluded that the terms contained in this Stipulation are fair and adequate to both the Company and its stockholders and that it is fair and reasonable to pursue a settlement of the Action and dismissal of the State Action based upon the procedures outlined herein and the substantial benefits and protections offered herein.  This conclusion by counsel for Plaintiffs was based in part on review of non-public documents relating to the claims asserted in the Action and State Action, as well as documents reviewed and created by the Special Committee during the course of its factual investigation of these claims.

I.                                         The Company, the Individual Defendants, the Special Committee and all plaintiffs in the Action and State Action (collectively, the “Plaintiffs”) have independently considered the terms of this Stipulation and believe that settlement of the Action, subject to the terms herein (the “Settlement”), is desirable and in the best interests of the Company and its stockholders.

J.                                        The Company and the Individual Defendants have denied, and continue to deny, any liability or wrongdoing with respect to any and all claims alleged in the Action, the State Action or otherwise.  Without conceding any infirmities in their defenses to the claims asserted in the Action or State Action, the Company and the Individual Defendants nevertheless consider the dismissal of the Action and State Action, subject to the terms and conditions herein, desirable because, among other things, the Stipulation and Settlement will eliminate the substantial burden, expense, inconvenience and distraction of litigation and will dispel any uncertainty that may exist as a result thereof.

NOW THEREFORE IT IS HEREBY STIPULATED AND AGREED AS FOLLOWS, pursuant to Federal Rule of Civil Procedure 23.1 (“Rule 23.1”), and subject to the approval of the Court.

I.                                         SETTLEMENT CONSIDERATION

In consideration for the full settlement and release of all Settled Claims (as defined below), the Company and Individual Defendants shall implement the corporate governance provisions detailed in Exhibit A attached hereto.

II.                                     RELEASE OF CLAIMS

1.                                       Upon Final Approval, all of the Settled Claims (as defined below) are completely, fully, finally and forever compromised, settled, released, discharged, extinguished and dismissed with prejudice, upon and subject to the terms and conditions set forth in this Stipulation.

2.                                       Upon Final Approval, each of the Released Persons shall be deemed to have and by operation of the Order and Final Judgment shall have fully, finally and forever released and relinquished and discharged the Plaintiffs and their counsel from all claims, including unknown claims, arising out of the institution, prosecution, assertion, settlement or resolution of the Action or the Settled Claims.

3.                                       For the purposes of this Stipulation:

(a)                                  “Final Approval” shall be considered to have occurred for purposes of this Stipulation after both of the following have occurred:

(i)                                     entry of the Order and Final Judgment approving the Settlement, attached hereto as Exhibit D, and the expiration of any applicable appeal period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the Order and Final Judgment appealed from (or dismissing the appeal) and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance

(or dismissal) without any motion for reconsideration or rehearing or further appeal having been filed; and

(ii)                                  the dismissal with prejudice of the State Action and the expiration of any applicable appeal period for the appeal of such dismissal with prejudice without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the dismissal with prejudice of the State Action (or dismissing the appeal) and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance (or dismissal) without any motion for reconsideration or rehearing or further appeal having been filed.

An appeal only with respect to the award of attorneys’ fees and expenses shall not affect Final Approval or the finality of the Settlement.

(b)                                 “Released Persons” means (i) the Company and its parent entities, predecessors, associates, general or limited partnerships, limited liability companies, affiliates, past and present subsidiaries, and each and all of their respective past, present or future officers, members, directors, stockholders, agents, representatives, employees, and also attorneys, financial or investment advisors, advisors, consultants, auditors, accountants, investment bankers, commercial bankers, trustees, engineers, agents, insurers, co-insurers and reinsurers (except to the extent claims against insurance carriers and subrogation rights are specifically reserved herein); and (ii) all persons who are or were defendants in the Action or State Action (or any action encompassed by the Action or State Action), including the Individual Defendants, and their respective heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, representatives, employees, attorneys, advisors, consultants, agents, estates, and administrators; in each instance, whether or not they were named, served with process or appeared in the Action.

(c)                                  “Settled Claims” means all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the Action, the State Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state statutory or common law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws or otherwise), by or on behalf of Plaintiffs, derivatively or in their status as stockholders of the Company, by any past or present stockholder of the Company (derivatively or in their status as stockholders of the Company), by the Company, or by their or its predecessors, successors or assigns (or any person claiming by, through, in the right of, or on behalf of them or the Company by assignment or otherwise, except to the extent claims against insurance carriers and subrogation rights are specifically reserved herein), whether legal, equitable or any other type, which have arisen, arise now or hereafter arise out of, or relate in any manner to, the allegations, facts, events, practices, conduct, transactions, matters, acts, occurrences, statements, representations, misrepresentations or omissions, or any fees, expenses or costs incurred in prosecuting, defending or settling the Action and State Action, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the Action or the State Action or the subject matter of the Action or State Action, and including, without limitation, any claims in any way related to (i) the Settlement and this Stipulation, (ii) the fiduciary obligations of the Individual Defendants or any other Released Persons relating to or in connection with the allegations made in the complaints in the Action and State Action or the investigation of such allegations, (iii) any disclosures or alleged misrepresentations or omissions that were made or allegedly not made by any of the Released Persons regarding the subject matter of the Action or State Action, (iv) the Stipulation or any other matters described or alleged in this Stipulation, including, without limitation, (1) all stock option grants made by the Company, (2) all stock options issued pursuant to such grants, (3) all shares issued upon the exercise of said stock options, (4) the stock option granting practices of the Company, (5) the actions of the Special Committee, and (6) any and all disclosures made in connection with any of the foregoing.

4.                                       The releases contemplated by this Stipulation extend to claims that any parties granting a release (the “Releasing Parties”) do not know or suspect to exist at the time of the release, which if known might have affected the Releasing Parties’ decision to enter into this release.  The Releasing Parties will be deemed to relinquish, to the extent applicable and to the full extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

In addition, the Releasing Parties will be deemed to relinquish, to the extent applicable, and to the fullest extent permitted by law, the provisions, rights and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code.  The Releasing Parties acknowledge that the Releasing Parties may discover facts in addition to or different from those now known or believed to be true with respect to the Settled Claims, but that it is the intention of the Releasing Parties to hereby completely, fully, finally and forever compromise, settle, release, discharge and extinguish any and all Settled Claims, known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts.  The parties acknowledge that the inclusion of Unknown Claims in the definition of Released Claims was separately bargained for and was a key element of the Settlement.  The Releasing Parties warrant that the Releasing Parties have read and understand Section 1542 of the California Civil Code and have had the opportunity to consult with and be advised by counsel regarding its meaning and effect.  The Releasing Parties hereby voluntarily waive the provisions, rights and benefits of Section 1542 of the California Civil Code and the provisions, rights and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable or equivalent to Section 1542 of the California Civil Code.

5.                                       Notwithstanding any other provision of this Stipulation or anything contained in any Exhibit hereto to the contrary, nothing in this Stipulation or in any Exhibit hereto shall be construed to (i) release, discharge, extinguish or otherwise compromise any claims or potential claims that Family Dollar or any person who is or was a defendant in the Action or the State Action may have under or relating to any policy of liability or other insurance, or (ii) release any insurer, co-insurer or reinsurer from any obligation owed to Family Dollar or any person who is or was a defendant in the Action or the State Action for indemnity or coverage under or relating to any policy of liability or other insurance.

6.                                       Notwithstanding any other provision of this Stipulation or anything contained in any Exhibit hereto to the contrary, nothing in this Stipulation or in any Exhibit hereto shall be construed to release, discharge, extinguish or otherwise compromise any claims or potential claims for subrogation that any insurance carrier may have as to any third party, including, but not limited to attorneys, financial or investment advisors, advisors, consultants, auditors, accountants, investment bankers, commercial bankers, trustees, engineers, agents, insurers, co-insurers and reinsurers not otherwise named in the Action or State Action and not otherwise released herein, to the extent of any prior or future payments under any policy of insurance which have arisen, arise now or hereafter arise out of, or relate in any manner to, the allegations, facts, events, practices, conduct, transactions, matters, acts, occurrences, statements, representations, misrepresentations or omissions, or any fees, expenses or costs incurred in prosecuting, defending or settling the Action and State Action, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the Action or the State Action or the subject matter of the Action or State Action, and including, without limitation, any claims in any way related to (i) the Settlement and this Stipulation, (ii) the fiduciary obligations of the Individual Defendants or any other Released Persons relating to or in connection with the allegations made in the complaints in the Action and State Action or the investigation of such allegations, (iii) any disclosures or alleged misrepresentations or omissions that were made or allegedly not made by any of the Released Persons regarding the subject matter of the Action or State Action, (iv) the Stipulation or any other matters described or alleged in this Stipulation, including, without limitation, (1) all stock option grants made by the Company, (2) all stock options issued pursuant to such grants, (3) all shares issued upon the exercise of said stock options, (4) the stock option granting practices of the Company, (5) the actions of the Special Committee, and (6) any and all disclosures made in connection with any of the foregoing.

III.                                 SUBMISSION AND APPLICATION TO THE COURT

1.                                       As soon as practicable after the execution of this Stipulation, the parties to the Action shall jointly apply to the Court for an order in the form attached hereto as Exhibit B (the “Preliminary Approval and Scheduling Order”), which shall provide:

(a)                                  that a settlement hearing (the “Settlement Hearing”) be held to determine whether the Court should: (i) approve the Settlement pursuant to Rule 23.1 as fair, reasonable, adequate and in the best interests of the Company and its stockholders; (ii) enter an Order and Final Judgment dismissing the Action with prejudice, with each party to bear its, his or her own costs, and release and enjoin prosecution of any and all Settled Claims; (iii) consider the application of Plaintiffs’ counsel for an award of attorneys’ fees and expenses; and (iv) hear other such matters as the Court may deem necessary and appropriate;

(b)                                 that a copy of the Notice of Hearing and Proposed Settlement of Derivative Action (the “Notice”), substantially in the form attached hereto as Exhibit C, shall be sent to all stockholders of record of the Company as of the date of the Preliminary Approval and Scheduling Order, and further provide that the distribution of the Notice substantially in the manner set forth in the Preliminary Approval and Scheduling Order herein constitutes the best notice practicable under the circumstances, meets the requirements of applicable law and due process, is due and sufficient notice of all matters relating to the Settlement and fully satisfies the requirements of due process and of Rule 23.1;

(c)                                  a Court finding that the Settlement appears to be the product of serious, informed, non-collusive negotiations, has no obvious deficiencies, provides substantial value to the Company and falls within the range of possible approval and, therefore, merits further consideration; and

(d)                                 a grant of preliminary approval of the Settlement and a preliminary finding that the Settlement is fair, reasonable, adequate and in the best interests of the Company and its stockholders.

2.                                       All costs incurred in identifying and notifying the Company’s stockholders of the Settlement, including the printing and the copying of the Notice, as set forth in the Preliminary Approval and Scheduling Order, will be paid by the Company.  Plaintiffs shall undertake the administrative responsibility for providing notice to the Company’s stockholders and are authorized to hire Gilardi & Co. LLC for purposes of effecting such notice.

3.                                       As soon as practicable after the execution of this Stipulation, the parties to the State Action shall jointly (i) notify the Superior Court of this Stipulation and the Settlement, and (ii) apply to the Superior Court for a stay of all proceedings in the State Action pending Final Approval.

4.                                       Within five (5) days after entry by the Court of the Order and Final Judgment approving the Settlement (attached hereto as Exhibit D), the parties to the State Action shall jointly apply to the Superior Court for a dismissal with prejudice of the State Action, and shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements, to secure such dismissal with prejudice.

IV.                                ORDER AND FINAL JUDGMENT

1.                                       If the Settlement (including any modification thereto made with the consent of Plaintiffs, the Company and the Individual Defendants as provided for herein) is approved by the Court, the parties to the Action shall promptly request that the Court enter an Order and Final Judgment, substantially in the form attached hereto as Exhibit D, which among other things:

(a)                                  approves the Settlement, adjudges the terms thereof to be fair, reasonable, adequate and in the best interests of the Company and its stockholders, and directs consummation of the Settlement in accordance with the terms and conditions of the Stipulation;

(b)                                 determines that the requirements of Rule 23.1 and due process have been satisfied in connection with the Notice to the Company’s stockholders;

(c)                                  dismisses the Action with prejudice as to Plaintiffs, the Company, the Company’s stockholders and all of the Individual Defendants, extinguishing, discharging and releasing any and all Settled Claims as against the Company and the Individual Defendants, said dismissal subject only to compliance by the Company and the Individual Defendants with the terms of this Stipulation and any order of the Court concerning this Stipulation, and permanently enjoining Plaintiffs, the Company’s past or present stockholders, the Company and anyone claiming through or for the benefit of any of them, from asserting, commencing, prosecuting, assisting, instigating or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Settled Claims;

(d)                                 Contains a release by the Released Persons of the Plaintiffs and their counsel from all claims, including Unknown Claims, arising out of the institution, prosecution, assertion, settlement or resolution of the Action or the Settled Claims; and

(e)                                  Contains a statement that during the course of the Action, the Parties and their counsel at all times complied with Federal Rule of Civil Procedure 11 and all similar applicable state laws.

V.                                    RIGHT TO WITHDRAW FROM THE SETTLEMENT

1.                                       Plaintiffs in the Action and the State Action, the Company and each of the Individual Defendants shall have the separate option to withdraw from the Settlement in the event that (i) either the Order and Final Judgment referred to above are not entered substantially in the forms specified herein, including such modifications thereto as may be ordered by the Court with the consent of Plaintiffs in the Action, the Company and the Individual Defendants, or (ii) the Settlement does not receive Final Approval, or the Court approves the Settlement but such approval is reversed or vacated or substantially modified on appeal, reconsideration or otherwise.

2.                                       In the event that the Settlement proposed herein does not receive Final Approval, or the Court approves the Settlement but such approval is reversed or vacated on appeal, reconsideration or otherwise, and such order reversing or vacating the Settlement becomes final by lapse of time or otherwise, or if any of the conditions to such Settlement are not fulfilled (including dismissal of the State Action with prejudice), then the Settlement proposed herein shall be of no further force or effect, and this Stipulation and all negotiations, proceedings and statements relating thereto and any amendment thereof shall be null and void and without prejudice to any party hereto, and each party shall be restored to his, her or its respective position as it existed prior to the execution of this Stipulation.

3.                                       In order to exercise any option a party to the Action or the State Action may have to withdraw from and terminate this Settlement, such party must provide, within five business days of the event giving rise to such option, written notice of such withdrawal and the grounds therefor to all signatories to this Stipulation.

VI.                                STIPULATION NOT AN ADMISSION

1.                                       The provisions contained in this Stipulation and all negotiations, statements and proceedings leading up to and in connection therewith are not, shall not be argued to be, and shall not be deemed, a presumption, concession or admission by the Individual Defendants or the Company of any fault, liability or wrongdoing as to any fact or claim alleged or asserted in the Action, the State Action or any other actions or proceedings and shall not be interpreted, construed, deemed, invoked, offered or received in evidence or otherwise used by any person in these or any other actions or proceedings, whether civil, criminal or administrative, except in a proceeding to enforce the terms or conditions of this Stipulation.

VII.                            DENIAL OF LIABILITY

1.                                       Each Released Person specifically disclaims any liability whatsoever relating to any of the Settled Claims; expressly denies having engaged in, or threatened to engage in, any breach of duty, violations of law or wrongful or illegal activity, or having failed to act in any matter required by law or rule, or having violated, or threatened to violate, any law or regulation or duty; expressly denies that any person or entity has suffered any harm or damages as a result of such Released

Person’s involvement with the Settled Claims (or the events at issue therein), and such Released Person is making this Settlement (without conceding any infirmity in such Released Person’s defenses against the Settled Claims) solely to avoid the uncertainty, harm, distraction, burden and expense occasioned by litigation.  Each Released Person believes such Released Person acted, at all times, in the best interests of the Company and its stockholders.  The Court has made no finding that any Released Person has engaged in any wrongdoing or wrongful conduct or otherwise acted improperly or in violation of any law or regulation or duty in any respect.

VIII.                        GENERAL PROVISIONS

1.                                       Each of the individuals executing this Stipulation on behalf of one or more of the parties hereto represents and warrants that he or she has been duly authorized and empowered to execute this Stipulation on behalf of his or her respective client or clients.

2.                                       The Plaintiffs and their counsel in the Action and State Action represent and warrant that none of Plaintiffs’ claims or causes of action referred to in any complaint encompassed by the Action or the State Action or this Stipulation have been assigned, encumbered or in any manner transferred in whole or in part.

3.                                       This Stipulation may be executed in any number of actual or telecopied counterparts and by each of the different parties thereto on several counterparts, each of which when so executed and delivered shall be an original.  The executed signature page(s) from each actual or telecopied counterpart may be joined together and attached to such original and shall constitute one and the same instrument.

4.                                       The waiver by any party of any breach of this Stipulation shall not be deemed or construed as a waiver of any other breach, whether prior, subsequent, or contemporaneous, of this Stipulation.

5.                                       In addition to the actions specifically provided for in this Stipulation, the parties will use their reasonable best efforts from the date hereof to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements, to consummate and make effective this Stipulation.  The parties and their attorneys agree to cooperate fully with one another in seeking the Court’s approval of this Stipulation and the Settlement and to use their best efforts to effect the consummation of this Stipulation and the Settlement.  Without further order of the Court, the parties may agree to reasonable extensions of time not expressly set by the Court order to carry out any of the provisions of this Stipulation.

6.                                       Each party represents and warrants that the party, or a responsible officer or partner or other fiduciary thereof, has read this Stipulation and understands the contents hereof, and believes it is a fair resolution of contested claims.

7.                                       Each party represents and warrants that the party has made such investigation of the facts pertaining to the Settlement provided for in this Stipulation, and of all of the matters pertaining thereto, as the party deems necessary and advisable.

8.                                       Each term of this Stipulation is contractual and not merely a recital.

9.                                       This Stipulation may not be amended, changed, waived, discharged or terminated (except as explicitly provided herein), in whole or in part, except by an instrument in writing signed by the party against whom or which enforcement of such amendment, change, waiver, discharge or termination is sought.

10.                                 This Stipulation and Settlement will be governed by, and construed in accordance with, the laws of the State of North Carolina, without regard to conflict of laws principles.  Any action relating to this Stipulation or the Settlement will be filed exclusively in the Court.  Each party hereto (i) consents to personal jurisdiction in any such action (but in no other action) brought in the Court, (ii) consents to service of process by registered mail upon such party and/or such party’s agent, (iii) waives any objection to venue in the Court and any claim the Court is in an inconvenient forum, and (iv) waives any right to a jury trial as to any such action.

11.                                 This Stipulation constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous oral or written agreements, understandings or representations.  All of the Exhibits hereto are incorporated herein by reference as if set forth herein verbatim, and the terms of all Exhibits are expressly made part of this Stipulation.

12.                                 This Stipulation is and will be binding upon, and inure to the benefit of, the parties and their respective affiliates, agents, executors, heirs, successors and permitted assigns.

13.                                 The terms and provisions of this Stipulation are intended solely for the benefit of the Released Persons and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights or remedies upon any other person or entity, except any attorneys’ fees and expenses to be paid pursuant to the terms of this Stipulation.

14.                                 This Stipulation will be deemed to have been mutually prepared by the parties and will not be construed against any of them by reason of authorship.  Paragraph titles and headings have been inserted for convenience only and will not be used in determining the terms of this Stipulation.

15.                                 All agreements made and orders entered during the course of the Action and the State Action relating to the confidentiality of information shall survive this Stipulation.

16.                                 The parties and their counsel agree not to disparage any of the other parties or to state or imply that any of the other parties are guilty of or have engaged in wrongdoing or misconduct of any sort whatsoever in any press release or other public statement.

17.                                 If any provision of this Stipulation is held to be illegal, invalid, or unenforceable (i) such provision will be fully severable, (ii) this Stipulation will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Stipulation, and (iii) the remaining provisions of this Stipulation will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Stipulation.

IX.                                FEES AND EXPENSES

1.                                       Counsel for the Plaintiffs will apply to the Court for an award of attorneys’ fees and expenses (including costs and disbursements) in a total amount not to exceed $3,500,000.  Defendants agree not to oppose any such fee and expense award that does not exceed that amount.  The Company will pay any award of fees and expenses (including costs and disbursements), not to exceed $3,500,000.  Within five (5) business days after Final Approval, the Company will make such payment jointly to Schiffrin Barroway Topaz & Kessler, LLP and Lerach Coughlin Stoia Geller Rudman & Robbins LLP, as joint receiving agents for all Plaintiffs’ counsel.  Nothing contained herein shall be deemed to prejudice the rights of the defendants to seek reimbursement under any insurance policy of the fees and expenses awarded by the Court.

2.                                       The allowance or disallowance by the Court of any award of attorneys’ fees and/or expenses will be considered by the Court following approval of this Stipulation and separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement.  Any order or proceeding relating solely to the application by Plaintiffs’ counsel for an award of attorneys’ fees and expenses (including costs and disbursements), or any appeal from any order relating thereto or reversal or modification thereof, shall have no effect on the Settlement and shall not operate to terminate or cancel this Stipulation or to affect or delay the finality of the Order and Final Judgment approving this Stipulation.

IN WITNESS WHEREOF, the parties have executed this Stipulation effective as of June 22, 2007.

/s/ L. Bruce McDaniel
L. BRUCE McDANIEL (N.C. State Bar #5025)
WILLIAM E. ANDERSON (N.C. State Bar #098)
McDANIEL & ANDERSON, L.L.P.
Lafayette Square
4942 Windy Hill Drive
P.O. Box 58186
Raleigh, NC 27658
Telephone: 919/872-3000
919/790-9273 (fax)
mcdas@mcdas.com

Liaison Counsel

LERACH COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III
JEFFREY D. LIGHT
BENNY C. GOODMAN III
MARY LYNNE CALKINS
655 West Broadway, Suite 1900
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)

LERACH COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
SHAWN A. WILLIAMS
MONIQUE C. WINKLER
AELISH M. BAIG
100 Pine Street, Suite 2600
San Francisco, CA 94111
Telephone: 415/288-4545
415/288-4534 (fax)

LERACH COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
THOMAS G. WILHELM
9601 Wilshire Blvd., Suite 510
Los Angeles, CA 90210
Telephone: 310/859-3100
310/278-2148 (fax)

THE WEISER LAW FIRM, P.C.
ROBERT B. WEISER
BRETT D. STECKER
121 N. Wayne Avenue, Suite 100
Wayne, PA 19087
Telephone: 610/225-2677
610/225-2678 (fax)

Co-Lead Counsel for Plaintiffs

SCHIFFRIN BARROWAY TOPAZ &
KESSLER, LLP
LEE D. RUDY
280 King of Prussia Road
Radnor, PA 19087
Telephone: 610/667-7706
610/667-7056 (fax)

Of Counsel

/s/ Gary W. Jackson
GARY W. JACKSON (NC STATE BAR #1376)
THE JACKSON LAW GROUP, PLLC
1321 East Morehead Street
Charlotte, NC 28204
Telephone: 704/377-6680
704/377-6690 (fax)

Attorneys for Plaintiffs in the State Action

/s/ T. Thomas Cottingham, III
T. THOMAS COTTINGHAM, III
(NC STATE BAR #23798)
VALERIE B. WRIGHT
(NC STATE BAR #32348)
HUNTON & WILLIAMS LLP
Bank of America Plaza
101 South Tryon Street, Suite 3500
Charlotte, NC 28280
Telephone: 704/378-4700
704/378-4890 (fax)

Attorneys for Nominal Defendant Family Dollar
Stores, Inc.

HUNTON & WILLIAMS LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, VA 23219

/s/ Jonathan E. Buchan, Jr.
JONATHAN E. BUCHAN, JR.
(NC STATE BAR #8205)
IRVING M. BRENNER
(NC STATE BAR #15483)
CATHERINE E. THOMPSON
(NC STATE BAR #9495)
HELMS, MULLIS & WICKER, PLLC
201 North Tryon Street
PO Box 31247 (28231)
Charlotte, NC 28202
Telephone: 704/343-2000
704/343-2300 (fax)

Attorneys for Defendants Howard Levine, R.
James Kelly, R. David Alexander, Jr., George
Mahoney, Jr., Gilbert Lafare, John Scanlon, Sam
McPherson, Charles S. Gibson, Mark Bernstein,
Sharon Allred Decker, and James Martin in the
State Action

/s/ Mark W. Merritt

MARK W. MERRITT
(NC STATE BAR #12198)
RUSSELL M. ROBINSON, II
(NC STATE BAR #3735)
KATHERINE G. MAYNARD
(NC STATE BAR #26837)
ROBINSON, BRADSHAW & HINSON, P.A.
101 North Tryon Street, Suite 1900
Charlotte, NC  28246
Telephone: 704/377-2536
704/378-4000 (fax)

Attorneys for Defendant Leon Levine in the Action

/s/ Mark R. Kutny

MARK R. KUTNY
(NC STATE BAR #29306)
DAVID B. HAMILTON
(NC STATE BAR #7771)
HAMILTON, MOON, STEPHENS,
   STEELE & MARTIN PLLC
2020 Charlotte Plaza
201 S. College Street
Charlotte, NC  28244-2020
Telephone: 704/344-1117
704/344-1483 (fax)

Attorneys for Defendant C. Martin Sowers in the Action

ROGERS & HARDIN LLP 2700 International Tower, Peachtree Center 229 Peachtree Street, N.E. Atlanta, GA 30303

Of Counsel

/s/ James T. Williams, Jr.
JAMES T. WILLIAMS, JR.
(NC STATE BAR #4758)
JENNIFER K. VAN ZANT
(NC STATE BAR #21280)
BROOKS, PIERCE, MCLENDON,
HUMPHREY & LEONARD LLP
Post Office Box 26000
Greensboro, North Carolina 27420
Telephone: 336-373-8850
336-378-1001 (fax)

Attorneys for Defendants Edward C. Dolby, Glenn
A. Eisenberg and Dale C. Pond in the Action

RICHARDS, LAYTON & FINGER, P.A.
GREGORY WILLIAMS
HARRY TASHJIAN, IV
One Rodney Square
P.O. Box 551
Wilmington, DE 19899
Telephone: 302-658-6541
302-658-6548 (fax)

Of Counsel

Jonathan E. Buchan, Jr.
JONATHAN E. BUCHAN, JR.
(NC STATE BAR #8205)
IRVING M. BRENNER
(NC STATE BAR #15483)
CATHERINE E. THOMPSON
(NC STATE BAR #9495)
HELMS, MULLIS & WICKER, PLLC
201 North Tryon Street
PO Box 31247 (28231)
Charlotte, North Carolina 28202
Telephone: 704/343-2000
704/343-2300 (fax)

Attorneys for Defendants Howard Levine, R. James Kelly, R. David Alexander, Jr., George Mahoney, Jr., Charles S. Gibson, Jr., Mark Bernstein, Sharon Allred Decker, and James Martin in the Action

EXHIBIT A TO STIPULATION AND AGREEMENT
OF COMPROMISE, SETTLEMENT AND RELEASE

The defendants acknowledge and agree that the pendency and prosecution of the shareholder derivative litigation was a significant factor underlying the Company’s decision to agree to the series of changes set forth below with respect to the Company’s corporate governance practices.  In addition, subsequent to the filing of the shareholder derivative litigation, the Plaintiffs and the Special Committee negotiated the cancellation of stock options detailed in paragraph seven (7) below.

1.             The Company’s Equity Award Processes.

(a)           Annual equity grants of stock options and/or performance share rights (“PSRs”) will be made by the Compensation Committee of the Board (the “Compensation Committee”) with a grant date of the Tuesday following the Company’s annual earnings release.  Grants in connection with the employment, promotion or retention of an individual employee with the title of Vice President or above (“Individual Officer Grants”) will be made by the Compensation Committee with a grant date of the Tuesday following the Company’s monthly sales release.  Grants may be made at other times only upon an express determination by the Compensation Committee that such grants are in the best interests of the Company.

(b)           A list of the proposed grantees and the amount of options and PSRs will be provided to the Compensation Committee and shall include all Individual Officer Grants to be made to employees through the latest practicable date prior to the meeting of the Compensation Committee at which such grants are to be considered.

(c)           Grants in connection with the employment, promotion or retention of an individual employee below the level of Vice President (“Individual Grants”) will be made by the Equity Award Committee of the Board with a grant date of the Tuesday following the Company’s monthly sales release and shall include all Individual Grants to be made to employees through the Friday before such Tuesday grant date.

(d)           All stock option grants will be made at meetings of the Board or a relevant committee of the Board (other than any committee consisting of one member) and will not be effected by written consent, except where extenuating circumstances so require.

(e)           Where circumstances require the use of a written consent to approve a stock option grant, no such consent shall contain a pre-printed stated effective date of the consent and each member of the Board or committee must date any written consent on the date of his or her execution thereof.

2.             The Board shall revise its Corporate Governance Guidelines (the “Guidelines”) to adopt a majority voting policy for uncontested elections of directors only.  Under the Company’s organizational documents, directors currently are elected by a plurality of votes cast at any meeting of stockholders duly called and held for the purpose of electing directors.  Under the majority voting policy, each director who receives a greater number of votes withheld from his or her election than votes cast “for” such election would be required to tender his or her resignation to the Board promptly following the certification of the election results.  The Nominating/Corporate Governance Committee of the Board (the “Nominating Committee”) would consider the tendered resignation and make a recommendation to the Board with respect thereto.

3.             The Board shall revise the Company’s guidelines regarding cash bonuses to provide that in the future, in connection with the award of any cash bonus to an “executive officer” (as defined in the rules promulgated under the Securities and Exchange Act of 1934, as amended), such awards would be conditioned upon, in the event of an accounting restatement due to material noncompliance by the Company as a result of intentional misconduct with any financial reporting

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requirements of the federal securities laws with respect to financial statements filed by the Company within twelve (12) months after the date of such award, reimbursement by the executive officer to the Company of the difference between the amount of the original bonus received by the executive officer and the amount of the bonus such officer would have received had the amount of the bonus been calculated based on the restated financial statements.

4.             The Board shall revise the Guidelines to provide that, to be deemed “independent” in any fiscal year, a director must satisfy the following qualifications:

(a)           The director has not been employed by the Company or its subsidiaries or affiliates within the last four years;

(b)           The director has not received, during the current year or any of the three immediately preceding years, remuneration, directly or indirectly, other than de minimis remuneration (as defined below), as a result of service (other than as a director of a customer or supplier) as (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (ii) a significant customer or supplier of the Company;

(c)           The director has no personal services contracts with the Company, or any member of the Company’s senior management;

(d)           The director is not an officer or employee of a not-for-profit entity that receives significant contributions from the Company, and does not serve any such entity in any capacity for which remuneration is received;

(e)           The director does not have any investment in any entity in which the Company also has an investment, other than equity or debt investments that are available to the public in public or governmental entities, or investments in any other entity in which neither the

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director nor the Company or any of its parents, subsidiaries or affiliates own an interest of 5% or more or exercises managerial control;

(f)            The director is not employed by a public company at which an executive officer of the Company serves on the Compensation Committee;

(g)           The director has not had any of the relationships described above in sub-sections “a” through “f,” with any affiliate of the Company; and

(h)           The director is not a member of the immediate family of any person who fails to satisfy the qualifications described above.

A director shall be deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Chairman of the Board, Committee Chairman, or Lead Director), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by the Company, its subsidiaries or affiliates, to any entity in which the director has a beneficial ownership interest of 5% percent of equity or more, or to an entity by which the director is employed or self-employed other than as a director.  Remuneration is deemed de minimis remuneration if such remuneration is $60,000 or less in any year,(1) or if such remuneration is paid to an entity, it (i) did not for the fiscal year exceed the lesser of $1 million, or 5% of the gross revenues of the entity; and (ii) did not directly result in a material increase in the compensation received by the director from that entity.

5.             The Company shall continue to identify qualified independent directors and agrees to cause two additional independent directors to be nominated for election to the Board by the date of

(1)           The $60,000 remuneration level set forth above applies for three years from the date of Final Approval. Thereafter, the analogous remuneration level set forth in the applicable stock exchange rules (currently $100,000 as set forth in New York Stock Exchange Listed Company Manual, Section 303A.02(b)(ii)) shall apply.

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the annual meeting of stockholders of the Company in the fiscal year 2009.  One such director may be added to the Board to fill a vacancy created by resignation or retirement of a non-independent director.  With respect to the election of these independent directors, a designee of the Nominating Committee shall work with a designee of a major stockholder of the Company, other than stockholders who are affiliates of any member of management, to identify potential director candidates acceptable to the designee of such major stockholder.  A reputable director search firm shall be engaged and assist in such search process.  The candidates so selected shall be submitted to the Nominating Committee.  Absent unforeseen circumstances, the Nominating Committee and Company shall nominate persons for election for these two director positions as set forth in this paragraph five (5).  After election of these two additional independent directors to the Board, the Company will maintain a board of directors comprised of at least 75% independent directors; however, the termination of service of independent directors that results in the Board being comprised of less than 75% independent directors shall not result in a violation of this provision so long as the Company nominates for election independent directors to fill vacancies created by such termination of service as soon as practicable.

6.             For a period of at least three years, the Company shall require its officers, subject to certain conditions set forth in the Company’s policy with respect to officer stock ownership, to retain 25% of all equity awards made to such officers until the following ownership levels of the Company’s stock are obtained:  Chief Executive Officer - five times salary; President, Chief Financial Officer, Chief Operating Officer and Executive Vice President - three times salary; Senior Vice Presidents - two times salary; and Vice Presidents - one times salary.

7.             Upon Final Approval (as defined in the Stipulation) of the Settlement, each of defendants Howard R. Levine, the Company’s chief executive officer, R. James Kelly, the

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Company’s president and chief operating officer, George R. Mahoney, Jr., the Company’s former general counsel, and C. Martin Sowers, the Company’s senior vice president of finance, agree to relinquish their rights to certain unexercised stock options to purchase shares of common stock of the Company in the amounts of 75,000, 35,000, 80,000, and 20,000, respectively.  Specifically, Mr. Levine will relinquish his rights to 57,000 options granted to him by the Company in 2002 and 18,000 options granted to him in 2003;  Mr. Kelly will relinquish his rights to 28,000 options granted to him by the Company in 2002 and 7,000 options granted to him in 2003; Mr. Mahoney will relinquish his rights to 32,000 options granted to him by the Company in 2002 and 48,000 options granted to him in 2003; and Mr. Sowers will relinquish his rights to 11,500 options granted to him by the Company in 2002 and 8,500 options granted to him in 2003.  The parties agree that Messrs. Levine, Kelly, Mahoney and Sowers are legally entitled to the options being relinquished, that there has been no finding of wrongdoing in connection with the grant of such options and that their agreement in this regard is not to be deemed an admission of any liability or wrongdoing on their part.  Messrs. Levine, Kelly, Mahoney and Sowers agree to relinquish the options recited above as part of the settlement of the above-styled action and their agreement in this regard is not to be deemed an admission of any liability or wrongdoing on their part.  The parties agree that the relinquishment of said options is not disgorgement or restitution and the value of said options does not represent in any way a measure of disgorgement or restitution.  The Company shall not replace, reissue, or substitute new or additional options for the options that are being relinquished pursuant to this paragraph.

8.             In September 2006, Messrs. Levine, Kelly, Mahoney and Sowers allowed certain stock options to expire, due in significant part to the pendency of the shareholder derivative litigation and the Special Committee investigation.  Mr. Levine allowed 150,000 stock options to expire; Mr.

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Kelly allowed 85,000 stock options to expire; Mr. Mahoney allowed 21,000 stock options to expire; and Mr. Sowers allowed 20,000 stock options to expire.  In connection with the selection of the number and grant date of options to be relinquished as set forth in paragraph 7 of this Exhibit A, the Special Committee considered the fact that Messrs. Levine, Kelly, Mahoney and Sowers allowed the options referred to in this paragraph to expire; however, the Company will not make any payment to Messrs. Levine, Kelly, Mahoney or Sowers with respect to the expired options referred to in this paragraph.

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UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF NORTH CAROLINA

CHARLOTTE DIVISION

In re FAMILY DOLLAR, INC.	)	Master File No. 3:06-CV-00510(W)
SHAREHOLDER DERIVATIVE LITIGATION	)
	)	PRELIMINARY APPROVAL AND SCHEDULING ORDER
)
This Document Relates To:	)
	)	EXHIBIT B
ALL ACTIONS.	)
)

The parties to the above-captioned consolidated derivative action (the “Action”) having applied pursuant to Federal Rule of Civil Procedure 23.1 for an Order to approve the proposed settlement of the Action in accordance with the Stipulation and Agreement of Compromise, Settlement and Release entered into by the parties, dated as of June 22, 2007 (the “Stipulation”), and for the dismissal of the Action with prejudice upon the terms and conditions set forth in the Stipulation (the “Settlement”), and the Court having read and considered the Stipulation and accompanying documents, and all parties having consented to the entry of this Order,

NOW, THEREFORE, this     day of June, 2007, upon application of the parties, IT IS HEREBY ORDERED as follows:

1.             Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

2.             The Settlement appears to be the product of serious, informed, non-collusive negotiations, has no obvious deficiencies, provides substantial value to the Company and falls within the range of possible approval and, therefore, merits further consideration.

3.             The Court preliminarily finds that the Settlement is fair, reasonable, adequate and in the best interests of the Company and its stockholders.

4.             The Court has scheduled a Settlement Hearing, which will be held on August    , 2007, at            .m., at 195 Charles R. Jonas Federal Bldg., 401 West Trade Street, Charlotte, North Carolina 28202, to:

(a)           consider the Settlement pursuant to Federal Rule of Civil Procedure 23.1 as fair, reasonable, adequate and in the best interests of the Company and its stockholders;

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(b)           consider an Order and Final Judgment dismissing the Action with prejudice, with each party to bear its, his or her own costs, and release and enjoin prosecution of any and all Settled Claims;

(c)           consider Plaintiffs’ counsel’s request for an award of attorneys’ fees and expenses; and

(d)           hear other such matters as the Court may deem necessary and appropriate.

5.             The Court reserves the right to adjourn the Settlement Hearing or modify any of the dates set forth herein without further notice to the Company’s stockholders.

6.             The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the parties to the Action and without further notice to the Company’s stockholders.

7.             The Court approves, as to form and content, the Notice of Hearing and Proposed Settlement of Derivative Action (the “Notice”), annexed as Exhibit C to the Stipulation, and finds that the mailing and distribution of the Notice, substantially in the manner and form set forth in this Order, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process under the United States Constitution and any other applicable laws, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice of all matters relating to the Settlement.

8.             All costs incurred in identifying and notifying the Company’s stockholders of the Settlement, including the printing, copying and mailing of the Notice, shall be paid by the Company.  Plaintiffs shall undertake the administrative responsibility for providing notice to the Company’s stockholders.

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9.             Gilardi & Co. LLC is appointed to act as “Notice Administrator” to supervise and administer the notice procedure subject to such supervision and direction of Plaintiffs’ counsel or the Court as may be necessary or the circumstances may require as more fully set forth below:

(a)           Not later than          , 2007, the Notice Administrator shall cause a copy of the Notice, substantially in the form annexed as Exhibit C to the Stipulation, to be mailed by first class mail to all shareholders of Family Dollar as of the date the Court signs this Order (“Family Dollar stockholders” or the “Company’s stockholders”) who can be identified with reasonable effort; and

(b)           At least seven (7) days prior to the Settlement Hearing, Plaintiffs’ counsel shall file with the Court and serve on defendants’ counsel proof, by affidavit or declaration, of such mailing.

10.           Nominees who held the common stock of Family Dollar on behalf of any Family Dollar stockholder shall send the Notice to such beneficial owners of Family Dollar common stock within ten (10) days after receipt thereof, or send a list of the names and addresses of such beneficial owners to the Notice Administrator within ten (10) days of receipt thereof, in which event the Notice Administrator shall promptly mail the Notice to such beneficial owners.

11.           All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Stipulation and the Settlement, are hereby stayed and suspended until further Order of this Court.  Pending final determination of whether the Stipulation should be approved, Plaintiffs, the Company, Plaintiffs’ counsel and all of the Company’s stockholders, and any of them, are barred and enjoined from commencing, prosecuting, instigating or in any way participating in the commencement or prosecution of any action asserting any Settled Claims (as defined in the Stipulation) against any Released Person (as defined in the Stipulation).

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12.           Any Family Dollar stockholder may appear and show cause, if he, she or it has any reason why the proposed Settlement of the Action should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, or why attorneys’ fees and expenses should not be awarded to counsel for the Plaintiffs; provided, however, that no Family Dollar stockholder shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, or, if approved, the Order and Final Judgment to be entered thereon approving the same, or the attorneys’ fees and expenses to be awarded to counsel for the Plaintiffs unless that person files and serves his, her, or its objection in accordance with the terms and conditions in the Notice.

13.           If the Settlement provided for in the Stipulation shall be approved by the Court following the Settlement Hearing, a Final Order shall be entered as described in the Stipulation.

14.           If the Stipulation is not approved by the Court, is terminated or shall not become effective for any reason, the Action shall proceed, completely without prejudice to any party as to any matter of law or fact, as if the Stipulation had not been made and had not been submitted to the Court, and neither the Stipulation, any provision contained in the Stipulation, any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or offered or received in evidence at any proceeding in the Action or any other action or proceeding.

IT IS SO ORDERED.

DATED:
THE HONORABLE FRANK D. WHITNEY
UNITED STATES DISTRICT JUDGE

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Submitted by,

/s/ L. Bruce McDaniel

L. BRUCE McDANIEL (N.C. State Bar #5025)
WILLIAM E. ANDERSON (N.C. State Bar #098)
McDANIEL & ANDERSON, L.L.P.
Lafayette Square
4942 Windy Hill Drive
P.O. Box 58186
Raleigh, NC 27658
Telephone: 919/872-3000
919/790-9273 (fax)
mcdas@mcdas.com

Liaison Counsel

LERACH COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III
JEFFREY D. LIGHT
BENNY C. GOODMAN III
MARY LYNNE CALKINS
655 West Broadway, Suite 1900
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)

LERACH COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP SHAWN A. WILLIAMS MONIQUE C. WINKLER AELISH M. BAIG 100 Pine Street, Suite 2600 San Francisco, CA 94111 Telephone: 415/288-4545 415/288-4534 (fax)

LERACH COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP THOMAS G. WILHELM 9601 Wilshire Blvd., Suite 510 Los Angeles, CA 90210 Telephone: 310/859-3100 310/278-2148 (fax)

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THE WEISER LAW FIRM, P.C. ROBERT B. WEISER BRETT D. STECKER 121 N. Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone: 610/225-2677 610/225-2678 (fax)

Co-Lead Counsel for Plaintiffs

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UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF NORTH CAROLINA

CHARLOTTE DIVISION

In re FAMILY DOLLAR, INC.	)	Master File No. 3:06-CV-00510(W)
SHAREHOLDER DERIVATIVE LITIGATION	)
	)	NOTICE OF HEARING AND PROPOSED SETTLEMENT OF DERIVATIVE ACTION
)
This Document Relates To:	)	EXHIBIT C
)
ALL ACTIONS.	)
)

TO:                            ALL HOLDERS OF STOCK OF FAMILY DOLLAR STORES, INC. (“FAMILY DOLLAR” OR THE “COMPANY”) ON JUNE     , 2007 (COLLECTIVELY “CURRENT FAMILY DOLLAR STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.  YOUR RIGHTS MAY BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION.

THIS NOTICE RELATES TO A SETTLEMENT OF SHAREHOLDERS’ ACTION AND CLAIMS ASSERTED THEREIN ON BEHALF OF FAMILY DOLLAR.

This Notice is given pursuant to an Order of the United States District Court for the Western District of North Carolina, Charlotte Division (the “Court”).  The purpose of the Notice is to advise you that the parties in the above-entitled action (the “Action”), and in a related consolidated action pending in the Superior Court of the State of North Carolina, County of Mecklenburg (the “State Action”), have reached a settlement (the “Settlement”) as set forth in a Stipulation and Agreement of Compromise, Settlement and Release dated as of June 22, 2007 (the “Stipulation”), which will fully, finally and forever resolve the Action and State Action on the terms and conditions set forth in the Stipulation and summarized in this Notice.

I.                                         SETTLEMENT HEARING

1.             A hearing will be held at 195 Charles R. Jonas Federal Bldg., 401 West Trade Street, Charlotte, North Carolina 28202, on August    , 2007, at   :      .m. (the “Settlement Hearing”), to determine whether the Court should: (i) approve the Settlement (as defined above) pursuant to Federal Rule of Civil Procedure 23.1 (“Rule 23.1”) as fair, reasonable, adequate and in the best interests of the Company and its stockholders; (ii) enter an Order and Final Judgment dismissing the Action with prejudice; (iii) consider Plaintiffs’ counsel’s application for an award of attorneys’ fees and expenses; and (iv) hear other such matters as the Court may deem necessary and appropriate.  The Settlement Hearing may be continued or adjourned by the Court without further notice.  Any of the dates set forth herein may also be modified by the Court without further notice.

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II.                                     BACKGROUND OF THE ACTION

On August 24, 2006, a shareholder derivative complaint was filed in the Superior Court of North Carolina, Mecklenburg County (the “Superior Court”), captioned Rebecca Mitchell v. Howard Levine, et al., Case No. 06-CV-516796 (the “Mitchell litigation”), on behalf of Family Dollar, against its directors and officers: Howard R. Levine, R. James Kelly, R. David Alexander, Jr., George R. Mahoney, John D. Reier, Albert S. Rorie, Philip W. Thompson, Mark R. Bernstein, James G. Martin and Sharon Allred Decker.  The Mitchell litigation alleges, inter alia, that from 1995 to 2001, the Company and certain of its directors and officers engaged in improper backdating of stock options and, as a result, disseminated materially false financial statements to the stockholders of the Company.  On October 2, 2006, a second derivative complaint captioned Jeffrey Alasina v. Howard Levine, et al., was filed in the Superior Court complaining of the same alleged activities.  The Mitchell and Alasina complaints were consolidated by order of the Superior Court into the State Action and a consolidated complaint was filed which named as defendants, in addition to the defendants named in the Mitchell litigation, John J. Scanlon, C. Martin Sowers, Gilbert A. LaFare, Samuel N. McPherson (collectively, the “Mitchell Defendants”).

On December 15, 2006, a derivative complaint was filed in this Court captioned Dorothy M. Lee v. Howard R. Levine, et al., No. 3:06-CV-510-W.  A virtually identical complaint was filed in this Court on December 20, 2006, captioned Stanford H. Arden v. Howard R. Levine, et al., No. 3:06-CV-523-C.  By order entered March 27, 2007, the Court consolidated the Lee and Arden cases into the Action, appointed Lee and Arden as co-lead plaintiffs and appointed co-lead counsel.  The Action names the following Family Dollar directors and officers as defendants: Howard R. Levine, Leon Levine, R. James Kelly, R. David Alexander, Jr., Charles S. Gibson, Jr., C. Martin Sowers, George R. Mahoney, Jr., Mark R. Bernstein, Sharon Allred Decker, Edward C. Dolby, Glenn A.

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Eisenberg, James G. Martin and Dale C. Pond.  The Mitchell Defendants and the defendants named in the Action are referred to as the “Individual Defendants.”

The Action, in connection with alleged improper backdating of stock options at the Company, alleges violations of §14(a) of the Securities Exchange Act of 1934, breaches of fiduciary duties and/or aiding and abetting in the breach of fiduciary duties, which are alleged to include abuse of control, gross mismanagement, constructive fraud, corporate waste, unjust enrichment and breach of fiduciary duty for insider selling and misappropriation of information by the “insider selling defendants,” all of which are alleged to have occurred between 1995 and 2006.

On August 31, 2006, after receiving the Mitchell complaint and pursuant to resolutions adopted at a duly called meeting, the Board of Directors of the Company (the “Board”), acting in accordance with Section 141(c) of the General Corporation Law of the State of Delaware and Article III, Section 11 of the Company’s Bylaws, formed the “Special Committee” whose duties, among other things, are to investigate the pending litigation and advise what action the Company should take with respect to such litigation.

On May 18, 2007, counsel for the parties to the Action and the State Action reached an agreement-in-principle (subject to the negotiation of a definitive written agreement) concerning the proposed Settlement of the Action and State Action.  The parties’ agreement was reached after repeated meetings, both telephonic and in person, between counsel for the Plaintiffs and the Special Committee and, in some instances, counsel to the Company.  Counsel for the parties to the Action and State Action have independently concluded that the terms of the Settlement are fair, reasonable and adequate to both the Company and its stockholders based upon the substantial benefits and protections offered therein.  This conclusion by counsel for Plaintiffs was based in part on review of non-public documents relating to the claims asserted in the Action and State Action, as well as

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documents reviewed and created by the Special Committee during the course of its factual investigation of these claims.

III.                                 CLAIMS OF THE PLAINTIFFS AND BENEFITS OF THE SETTLEMENT

Plaintiffs’ counsel believe that the Settlement set forth in the Stipulation addresses Plaintiffs’ allegations and confers substantial benefits upon, and is also in the best interests of, Family Dollar and its shareholders.  This conclusion is based in part on the Plaintiffs’ counsel’s extensive investigation of the facts and applicable law regarding the alleged claims and the potential defenses thereto.  This investigation included the review of public and non-public documents relating to the claims asserted in the Action and State Action as well as documents reviewed and created by the Special Committee during the course of its factual investigation of these claims.

While Plaintiffs and their counsel believe that the claims asserted in the Action and State Action have substantial merit, they recognize and acknowledge the risk, expense and length of continued proceedings necessary to prosecute the Action and State Action against the Individual Defendants through trial and appeal.  Plaintiffs’ counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Action and State Action, as well as the difficulties and delays inherent in such litigation.  Plaintiffs’ counsel also are mindful of the inherent problems of proof of, and possible defenses to, the violations alleged in the Action and State Action.  As a result, Plaintiffs and their counsel believe the Settlement is in the best interest of the Company and its shareholders.

IV.                                THE COMPANY AND INDIVIDUAL DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY

The Company and the Individual Defendants have denied, and continue to deny, any liability or wrongdoing with respect to any and all claims alleged in the Action, the State Action or otherwise.  Without conceding any infirmities in their defenses to the claims asserted in the Action

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or State Action, the Company and the Individual Defendants nevertheless consider the dismissal of the Action and State Action, subject to the terms and conditions in the Stipulation, desirable because, among other things, the Stipulation and Settlement will eliminate the substantial burden, expense, inconvenience and distraction of litigation and will dispel any uncertainty that may exist as a result thereof.

V.                                    THE TERMS OF THE PROPOSED SETTLEMENT

A settlement has been reached, the terms and conditions of which are set forth in the Stipulation.  The following description of the proposed Settlement is only a summary.

The defendants acknowledge and agree that the pendency and prosecution of the shareholder derivative litigation was a significant factor underlying the Company’s decision to agree to the series of changes set forth below with respect to the Company’s corporate governance practices.  In addition, subsequent to the filing of the shareholder derivative litigation, the Plaintiffs and the Special Committee negotiated the cancellation of stock options detailed in paragraph seven (7) below.

1.             The Company’s Equity Award Processes.

(a)           Annual equity grants of stock options and/or performance share rights (“PSRs”) will be made by the Compensation Committee of the Board (the “Compensation Committee”) with a grant date of the Tuesday following the Company’s annual earnings release.  Grants in connection with the employment, promotion or retention of an individual employee with the title of Vice President or above (“Individual Officer Grants”) will be made by the Compensation Committee with a grant date of the Tuesday following the Company’s monthly sales release.  Grants may be made at other times only upon an express determination by the Compensation Committee that such grants are in the best interests of the Company.

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(b)           A list of the proposed grantees and the amount of options and PSRs will be provided to the Compensation Committee and shall include all Individual Officer Grants to be made to employees through the latest practicable date prior to the meeting of the Compensation Committee at which such grants are to be considered.

(c)           Grants in connection with the employment, promotion or retention of an individual employee below the level of Vice President (“Individual Grants”) will be made by the Equity Award Committee of the Board with a grant date of the Tuesday following the Company’s monthly sales release and shall include all Individual Grants to be made to employees through the Friday before such Tuesday grant date.

(d)           All stock option grants will be made at meetings of the Board or a relevant committee of the Board (other than any committee consisting of one member) and will not be effected by written consent, except where extenuating circumstances so require.

(e)           Where circumstances require the use of a written consent to approve a stock option grant, no such consent shall contain a pre-printed stated effective date of the consent and each member of the Board or committee must date any written consent on the date of his or her execution thereof.

2.             The Board shall revise its Corporate Governance Guidelines (the “Guidelines”) to adopt a majority voting policy for uncontested elections of directors only.  Under the Company’s organizational documents, directors currently are elected by a plurality of votes cast at any meeting of stockholders duly called and held for the purpose of electing directors.  Under the majority voting policy, each director who receives a greater number of votes withheld from his or her election than votes cast “for” such election would be required to tender his or her resignation to the Board promptly following the certification of the election results.  The Nominating/Corporate Governance

6

Committee of the Board (the “Nominating Committee”) would consider the tendered resignation and make a recommendation to the Board with respect thereto.

3.             The Board shall revise the Company’s guidelines regarding cash bonuses to provide that in the future, in connection with the award of any cash bonus to an “executive officer” (as defined in the rules promulgated under the Securities and Exchange Act of 1934, as amended), such awards would be conditioned upon, in the event of an accounting restatement due to material noncompliance by the Company as a result of intentional misconduct with any financial reporting requirements of the federal securities laws with respect to financial statements filed by the Company within twelve (12) months after the date of such award, reimbursement by the executive officer to the Company of the difference between the amount of the original bonus received by the executive officer and the amount of the bonus such officer would have received had the amount of the bonus been calculated based on the restated financial statements.

4.             The Board shall revise the Guidelines to provide that, to be deemed “independent” in any fiscal year, a director must satisfy the following qualifications:

(a)           The director has not been employed by the Company or its subsidiaries or affiliates within the last four years;

(b)           The director has not received, during the current year or any of the three immediately preceding years, remuneration, directly or indirectly, other than de minimis remuneration (as defined below), as a result of service (other than as a director of a customer or supplier) as (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (ii) a significant customer or supplier of the Company;

(c)           The director has no personal services contracts with the Company, or any member of the Company’s senior management;

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(d)           The director is not an officer or employee of a not-for-profit entity that receives significant contributions from the Company, and does not serve any such entity in any capacity for which remuneration is received;

(e)           The director does not have any investment in any entity in which the Company also has an investment, other than equity or debt investments that are available to the public in public or governmental entities, or investments in any other entity in which neither the director nor the Company or any of its parents, subsidiaries or affiliates own an interest of 5% or more or exercises managerial control;

(f)            The director is not employed by a public company at which an executive officer of the Company serves on the Compensation Committee;

(g)           The director has not had any of the relationships described above in sub-sections “a” through “f,” with any affiliate of the Company; and

(h)           The director is not a member of the immediate family of any person who fails to satisfy the qualifications described above.

A director shall be deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Chairman of the Board, Committee Chairman, or Lead Director), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by the Company, its subsidiaries or affiliates, to any entity in which the director has a beneficial ownership interest of 5% percent of equity or more, or to an entity by which the director is employed or self-employed other than as a director.  Remuneration is deemed de minimis remuneration if such remuneration is $60,000 or less in any year,(1) or if such remuneration is

(1)                                  The $60,000 remuneration level set forth above applies for three years from the date of Final Approval. Thereafter, the analogous remuneration level set forth in the applicable stock exchange rules (currently $100,000 as set forth in New York Stock Exchange Listed Company Manual, Section 303A.02(b)(ii)) shall apply.

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paid to an entity, it (i) did not for the fiscal year exceed the lesser of $1 million, or 5% of the gross revenues of the entity; and (ii) did not directly result in a material increase in the compensation received by the director from that entity.

5.             The Company shall continue to identify qualified independent directors and agrees to cause two additional independent directors to be nominated for election to the Board by the date of the annual meeting of stockholders of the Company in the fiscal year 2009.  One such director may be added to the Board to fill a vacancy created by resignation or retirement of a non-independent director.  With respect to the election of these independent directors, a designee of the Nominating Committee shall work with a designee of a major stockholder of the Company, other than stockholders who are affiliates of any member of management, to identify potential director candidates acceptable to the designee of such major stockholder.  A reputable director search firm shall be engaged and assist in such search process.  The candidates so selected shall be submitted to the Nominating Committee.  Absent unforeseen circumstances, the Nominating Committee and Company shall nominate persons for election for these two director positions as set forth in this paragraph 5.  After election of these two additional independent directors to the Board, the Company will maintain a board of directors comprised of at least 75% independent directors; however, the termination of service of independent directors that results in the Board being comprised of less than 75% independent directors shall not result in a violation of this provision so long as the Company nominates for election independent directors to fill vacancies created by such termination of service as soon as practicable.

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6.             For a period of at least three years, the Company shall require its officers, subject to certain conditions set forth in the Company’s policy with respect to officer stock ownership, to retain 25% of all equity awards made to such officers until the following ownership levels of the Company’s stock are obtained:  Chief Executive Officer - five times salary; President, Chief Financial Officer, Chief Operating Officer and Executive Vice President - three times salary; Senior Vice Presidents - two times salary; and Vice Presidents - one times salary.

7.             Upon Final Approval (as defined below) of the Settlement, each of defendants Howard R. Levine, the Company’s chief executive officer, R. James Kelly, the Company’s president and chief operating officer, George R. Mahoney, Jr., the Company’s former general counsel, and C. Martin Sowers, the Company’s senior vice president of finance, agree to relinquish their rights to certain unexercised stock options to purchase shares of common stock of the Company in the amounts of 75,000, 35,000, 80,000, and 20,000, respectively.  Specifically, Mr. Levine will relinquish his rights to 57,000 options granted to him by the Company in 2002 and 18,000 options granted to him in 2003;  Mr. Kelly will relinquish his rights to 28,000 options granted to him by the Company in 2002 and 7,000 options granted to him in 2003; Mr. Mahoney will relinquish his rights to 32,000 options granted to him by the Company in 2002 and 48,000 options granted to him in 2003; and Mr. Sowers will relinquish his rights to 11,500 options granted to him by the Company in 2002 and 8,500 options granted to him in 2003.  The parties agree that Messrs. Levine, Kelly, Mahoney and Sowers are legally entitled to the options being relinquished, that there has been no finding of wrongdoing in connection with the grant of such options and that their agreement in this regard is not to be deemed an

10

admission of any liability or wrongdoing on their part.  Messrs. Levine, Kelly, Mahoney and Sowers agree to relinquish the options recited above as part of the settlement of the above-styled action and their agreement in this regard is not to be deemed an admission of any liability or wrongdoing on their part.  The parties agree that the relinquishment of said options is not disgorgement or restitution and the value of said options does not represent in any way a measure of disgorgement or restitution.  The Company shall not replace, reissue, or substitute new or additional options for the options that are being relinquished pursuant to this paragraph.(2)

8.             In September 2006, Messrs. Levine, Kelly, Mahoney and Sowers allowed certain stock options to expire, due in significant part to the pendency of the shareholder derivative litigation and the Special Committee investigation.  Mr. Levine allowed 150,000 stock options to expire; Mr. Kelly allowed 85,000 stock options to expire; Mr. Mahoney allowed 21,000 stock options to expire; and Mr. Sowers allowed 20,000 stock options to expire.  In connection with the selection of the number and grant date of options to be relinquished as set forth in paragraph 7 of this Notice, the Special Committee considered the fact that Messrs. Levine, Kelly, Mahoney and Sowers allowed the options referred to in this paragraph to expire; however, the Company will not make any payment to Messrs. Levine, Kelly, Mahoney or Sowers with respect to the expired options referred to in this paragraph.

VI.                                DISMISSAL AND RELEASE

If the Settlement is approved, the Court will enter an Order and Final Judgment.  The Judgment will fully, finally and forever release the Settled Claims (defined below) as to the Individual Defendants and the Released Persons (defined below) and will permanently bar Plaintiffs and the Company’s past and present stockholders from asserting, commencing, prosecuting,

(2)           In the event that the options to be relinquished as set forth in paragraph 7 hereof are relinquished pursuant to the Stipulation and subsequently, for whatever reason, the Settlement is not consummated, the Company will make cash payments to Messrs. Levine, Kelly, Mahoney and Sowers reflecting the value of the relinquished options.  In that event, the Special Committee will issue its final report and, pursuant thereto, enact remedial measures.

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assisting, instigating or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Settled Claims against any Released Person.

1.             For purposes of the Settlement,

(a)           “Final Approval” shall be considered to have occurred for purposes of the Stipulation after both of the following have occurred:

(i)            entry of the Order and Final Judgment approving the Settlement, attached to the Stipulation as Exhibit D, and the expiration of any applicable appeal period for the appeal of the Order and Final Judgment without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the Order and Final Judgment appealed from (or dismissing the appeal) and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance (or dismissal) without any motion for reconsideration or rehearing or further appeal having been filed; and

(ii)           the dismissal with prejudice of the State Action and the expiration of any applicable appeal period for the appeal of such dismissal with prejudice without an appeal having been filed or, if an appeal is taken, upon entry of an order affirming the dismissal with prejudice of the State Action (or dismissing the appeal) and the expiration of any applicable period for the reconsideration, rehearing or appeal of such affirmance (or dismissal) without any motion for reconsideration or rehearing or further appeal having been filed.

(b)           “Released Persons” means (i) the Company and its parent entities, predecessors, associates, general or limited partnerships, limited liability companies, affiliates, past and present subsidiaries, and each and all of their respective past, present or future officers, members, directors, stockholders, agents, representatives, employees, and also attorneys, financial or investment advisors, advisors, consultants, auditors, accountants, investment bankers, commercial

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bankers, trustees, engineers, agents, insurers, co-insurers and reinsurers (except to the extent claims against insurance carriers and subrogation rights are specifically reserved herein); and (ii) all persons who are or were defendants in the Action or State Action (or any action encompassed by the Action or State Action), including the Individual Defendants, and their respective heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, representatives, employees, attorneys, advisors, consultants, agents, estates, and administrators; in each instance, whether or not they were named, served with process or appeared in the Action.

(c)           “Settled Claims” means all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the Action, the State Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state statutory or common law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws or otherwise), by or on behalf of Plaintiffs, derivatively or in their status as stockholders of the Company, by any past or present stockholder of the Company (derivatively or in their status as stockholders of the Company), by the Company, or by their or its predecessors, successors or assigns (or any person claiming by, through, in the right of, or on behalf of them or the Company by assignment or otherwise, except to the extent claims against insurance carriers and subrogation rights are specifically reserved herein), whether legal, equitable or any other type, which have arisen, arise now or hereafter arise out of, or relate in any manner to, the allegations, facts, events, practices, conduct, transactions, matters, acts, occurrences, statements, representations, misrepresentations or omissions, or any fees, expenses or costs incurred in prosecuting, defending or

13

settling the Action and State Action, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the Action or the State Action or the subject matter of the Action or State Action, and including, without limitation, any claims in any way related to (i) the Settlement and the Stipulation, (ii) the fiduciary obligations of the Individual Defendants or any other Released Persons relating to or in connection with the allegations made in the complaints in the Action and State Action or the investigation of such allegations, (iii) any disclosures or alleged misrepresentations or omissions that were made or allegedly not made by any of the Released Persons regarding the subject matter of the Action or State Action, (iv) the Stipulation or any other matters described or alleged in the Stipulation, including, without limitation, (1) all stock option grants made by the Company, (2) all stock options issued pursuant to such grants, (3) all shares issued upon the exercise of said stock options, (4) the stock option granting practices of the Company, (5) the actions of the Special Committee, and (6) any and all disclosures made in connection with any of the foregoing.

2.             In the event that the Settlement does not receive final approval from the Court or the Court approves the Settlement but such approval is reversed or vacated on appeal, reconsideration or otherwise, or the Stipulation is terminated for any other reason (including dismissal of the State Action with prejudice), then the Stipulation will become null and void and each party to the Stipulation shall be restored to his, her or its respective position as it existed prior to the execution of the Stipulation.

3.             Nothing in the Stipulation or in any Exhibit thereto (i) releases, discharges, extinguishes or otherwise compromises any claims or potential claims that Family Dollar or any person who is or was a defendant in the Action or the State Action may have under or relating to any policy of liability or other insurance, or (ii) releases any insurer, co-insurer or reinsurer from any

14

obligation owed to Family Dollar or any person who is or was a defendant in the Action or the State Action for indemnity or coverage under or relating to any policy of liability or other insurance.

4.             Nothing in the Stipulation or in any Exhibit thereto discharges, extinguishes or otherwise compromises any claims or potential claims for subrogation that any insurance carrier may have as to any third party, including, but not limited to attorneys, financial or investment advisors, advisors, consultants, auditors, accountants, investment bankers, commercial bankers, trustees, engineers, agents, insurers, co-insurers and reinsurers not otherwise named in the Action or State Action and not otherwise released herein, to the extent of any prior or future payments under any policy of insurance which have arisen, arise now or hereafter arise out of, or relate in any manner to, the allegations, facts, events, practices, conduct, transactions, matters, acts, occurrences, statements, representations, misrepresentations or omissions, or any fees, expenses or costs incurred in prosecuting, defending or settling the Action and State Action, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the Action or the State Action or the subject matter of the Action or State Action, and including, without limitation, any claims in any way related to (i) the Settlement and the Stipulation, (ii) the fiduciary obligations of the Individual Defendants or any other Released Persons relating to or in connection with the allegations made in the complaints in the Action and State Action or the investigation of such allegations, (iii) any disclosures or alleged misrepresentations or omissions that were made or allegedly not made by any of the Released Persons regarding the subject matter of the Action or State Action, (iv) the Stipulation or any other matters described or alleged in the Stipulation, including, without limitation, (1) all stock option grants made by the Company, (2) all stock options issued pursuant to such grants, (3) all shares issued upon the exercise of said stock options, (4) the stock option granting practices of the

15

Company, (5) the actions of the Special Committee, and (6) any and all disclosures made in connection with any of the foregoing.

VII.                            RELEASE OF UNKNOWN CLAIMS

1.             The releases contemplated in the Settlement extend to claims that the parties granting the release (the “Releasing Parties”) do not know or suspect to exist at the time of the release, which if known might have affected the Releasing Parties’ decision to enter into the release; the Releasing Parties shall be deemed to relinquish, to the extent applicable and to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code, and the Releasing Parties shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, federal law or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542.

VIII.                        ATTORNEYS’ FEES

1.             Counsel for the Plaintiffs will seek an award of attorneys’ fees and expenses (including costs and disbursements) in a total amount of $3,500,000, which if approved by the Court at the Settlement Hearing will be paid by the Company.

IX.                                YOUR RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

1.             Any Current Family Dollar stockholder who wishes to object to the Settlement or any of the terms therein, the dismissal of the Action, the Order and Final Judgment to be entered approving the Settlement, or the Fee Application, or who otherwise wishes to be heard, may appear in person or through counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that no person other than counsel for Plaintiffs and defendants shall be heard, and no papers, briefs, pleadings or other documents by any such person shall be received and considered by the Court (unless the Court in its discretion shall thereafter

16

otherwise direct, upon application of such person and for good cause shown), unless not later than          , 2007, such person files with the Court:

(a)           a written notice of intention to appear;

(b)           competent evidence that such person held shares of Family Dollar common stock as of June    , 2007, and that the person continues to hold shares of Family Dollar common stock as of the date of the Settlement Hearing; and

(c)           a statement of such person’s objections to any matters before the Court, the grounds therefor or the reasons for such person’s desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider and, on or before the date of such filing, serves the same documents via first class mail or overnight delivery upon all of the following counsel of record:

Jeffrey D. Light Lerach Coughlin Stoia Geller Rudman & Robbins LLP 655 West Broadway, Suite 1900 San Diego, CA 92101 Attorney for Plaintiffs in the Action	T. Thomas Cottingham, III Hunton & Williams LLP Bank of America Plaza 101 South Tryon Street, Suite 3500 Charlotte, NC 28280 Attorney for Nominal Defendant Family Dollar Stores, Inc.

Mark W. Merritt Robinson, Bradshaw & Hinson, P.A. 101 North Tryon Street, Suite 1900 Charlotte, NC 28246 Attorney for Defendant Leon Levine in the Action	Mark R. Kutny Hamilton, Moon, Stephens, Steele & Martin PLLC 2020 Charlotte Plaza 201 S. College Street Charlotte, NC 28244-2020 Attorney for Defendant C. Martin Sowers in the Action

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James T. Williams, Jr.
Brooks, Pierce, McLendon, Humphrey &
Leonard LLP
Post Office Box 26000
Greensboro, NC 27420
Attorney for Defendants Edward C. Dolby,
Glenn A. Eisenberg and Dale C. Pond in the Action

Jonathan E. Buchan, Jr.
Helms, Mullis & Wicker, PLLC
201 North Tryon Street
PO Box 31247 (28231)
Charlotte, NC 28202
Attorney for Defendants Howard Levine, R. James Kelly, R. David Alexander, Jr., George Mahoney, Jr., Charles S. Gibson, Jr., Mark Bernstein, Sharon Allred Decker, and James Martin in the Action

2.             Such objecting persons must also contemporaneously deliver a copy of all documents described above to the Clerk of Court, United States District Court for the Western District of North Carolina, Charlotte Division, 401 West Trade Street, Charlotte, North Carolina 28202; and even if such persons do not appear at the Settlement Hearing, the Court will consider their written submissions.  Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, to any Order and Final Judgment entered thereon, to the Fee Application, or to otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above.  Any persons who fail to object in the manner and within the time prescribed above shall be deemed to have waived the right to object (including the right to appeal) and forever shall be barred, in this proceeding or in any other proceeding, from raising such objection.

X.                                    SCOPE OF THIS NOTICE AND FURTHER INFORMATION

This Notice contains only a summary of the terms of the Settlement.  For a more detailed statement of the matters involved in this litigation, you may inspect the pleadings, the Stipulation, the Orders entered by the Court and other papers filed in the litigation, unless sealed, at the Office of the Clerk of Court, United States District Court for the Western District of North Carolina, Charlotte Division, 401 West Trade Street, Charlotte, North Carolina 28202, during regular business hours of

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each business day.  Any other inquiries regarding the Action should be addressed in the first instance as follows:

Rick Nelson
LERACH COUGHLIN STOIA GELLER
  RUDMAN & ROBBINS LLP
655 West Broadway, Suite 1900
San Diego, CA  92101

1-800-449-4900

PLEASE DO NOT CONTACT THE CLERK OF THE COURT OR THE JUDGE REGARDING THIS NOTICE.

XI.                                NOTICE TO BANKS, BROKERS, AND OTHER NOMINEES

Banks, brokerage firms, institutions, and other persons who are nominees who, on                , 2007, held the common stock of Family Dollar for the beneficial interest of other persons are requested within ten (10) days of receipt of this Notice, to: (a) provide the Notice Administrator (at the address set forth below) with the names and addresses of such beneficial holders, or (b) forward a copy of this Notice to each such beneficial holder and provide the Notice Administrator with written confirmation that the Notice has been so forwarded.  Additional copies of the Notice may be obtained from the Notice Administrator for forwarding to such beneficial owners. All such correspondence should be addressed as follows:

Family Dollar Derivative Litigation
Notice Administrator
c/o Gilardi & Co. LLC
P.O. Box 8040
San Rafael, CA  94912-8040

DATED: June , 2007	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT WESTERN DISTRICT OF NORTH CAROLINA CHARLOTTE DIVISION

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UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF NORTH CAROLINA

CHARLOTTE DIVISION

In re FAMILY DOLLAR, INC.	)	Master File No. 3:06-CV-00510(W)
SHAREHOLDER DERIVATIVE LITIGATION	)
	)	ORDER AND FINAL JUDGMENT
)
This Document Relates To:	)	EXHIBIT D
)
ALL ACTIONS.	)
)

A hearing having been held before this Court on August    , 2007, pursuant to the Court’s Order of June    , 2007 (the “Scheduling Order”), upon the Stipulation and Agreement of Compromise, Settlement and Release entered into by the parties, dated as of June 22, 2007 (the “Stipulation”), providing for the settlement of the above-captioned consolidated action (the “Action”), which is incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed settlement and dismissal with prejudice of the Action upon the terms and conditions set forth in the Stipulation (the “Settlement”); the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to the Company’s stockholders was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;

IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this     day of August, 2007, that:

1.             Unless otherwise defined herein, all defined terms shall have the meaning set forth in the Stipulation.

2.             The Notice of Hearing and Proposed Settlement of Derivative Action (the “Notice”) has been given to the Company’s stockholders, pursuant to and in the manner directed by the Scheduling Order, proof of mailing of the Notice was filed with the Court, and full opportunity to be heard has been offered to all parties and persons in interest.  The form and manner of the Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Federal Rule of Civil Procedure 23.1 and

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due process, and it is further determined that the Company, Plaintiffs and all of the Company’s stockholders are bound by this Order and Final Judgment.

3.             The Stipulation and the Settlement thereto are found to be fair, reasonable and in the best interests of the Company and its stockholders and are hereby approved pursuant to Federal Rule of Civil Procedure 23.1.  The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Clerk of Court is directed to enter and docket this Order and Final Judgment.

4.             This Order and Final Judgment shall not constitute any evidence of or admission by any party herein that any acts of wrongdoing have been committed by any of the parties to the Action or State Action and shall not be deemed to create any inference that there is any liability therefor.

5.             Upon Final Approval, the Action is hereby dismissed with prejudice as to the Individual Defendants and against Plaintiffs, the Company and all of the Company’s stockholders on the merits and, except as explicitly provided in the Stipulation, without costs.

6.             Upon Final Approval, all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, that have been, could have been, or in the future can or might be asserted in the Action, the State Action or in any court, tribunal or proceeding (including, but not limited to, any claims arising under federal or state statutory or common law relating to alleged fraud, breach of any duty, negligence, violations of the federal securities laws or otherwise), by or on behalf of Plaintiffs, derivatively or in their status as stockholders of the Company, by any past or present stockholder of the Company (derivatively or in

2

their status as stockholders of the Company), by the Company, or by their or its predecessors, successors or assigns (or any person claiming by, through, in the right of, or on behalf of them or the Company by assignment or otherwise, except to the extent claims against insurance carriers and subrogation rights are specifically reserved herein), whether legal, equitable or any other type, which have arisen, arise now or hereafter arise out of, or relate in any manner to, the allegations, facts, events, practices, conduct, transactions, matters, acts, occurrences, statements, representations, misrepresentations or omissions, or any fees, expenses or costs incurred in prosecuting, defending or settling the Action and State Action, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the Action or the State Action or the subject matter of the Action or State Action, and including, without limitation, any claims in any way related to (i) the Settlement and the Stipulation, (ii) the fiduciary obligations of the Individual Defendants or any other Released Persons relating to or in connection with the allegations made in the complaints in the Action and State Action or the investigation of such allegations, (iii) any disclosures or alleged misrepresentations or omissions that were made or allegedly not made by any of the Released Persons regarding the subject matter of the Action or State Action, (iv) the Stipulation or any other matters described or alleged in the Stipulation, including, without limitation, (1) all stock option grants made by the Company, (2) all stock options issued pursuant to such grants, (3) all shares issued upon the exercise of said stock options, (4) the stock option granting practices of the Company, (5) the actions of the Special Committee, and (6) any and all disclosures made in connection with any of the foregoing (collectively, the “Settled Claims”) are hereby completely, fully, finally and forever compromised, settled, released, discharged, extinguished and dismissed with prejudice; provided, however, that the Settled Claims shall not include the right to enforce the terms of the Stipulation.

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7.             Upon Final Approval, all claims, demands, rights, actions or causes of action, liabilities, damages, losses, obligations, judgments, suits, fees, expenses, costs, matters and issues of any kind or nature whatsoever, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, matured or unmatured, that have been, could have been, or in the future can or might be asserted by the Released Persons against the Plaintiffs in the Action or the State Action and their counsel arising out of the institution, prosecution, assertion, settlement or resolution of the Action, the State Action and the Settled Claims are hereby completely, fully, finally and forever compromised, settled, released, discharged, extinguished and dismissed with prejudice; provided, however, that the release granted in this paragraph shall not release the right to enforce the terms of the Stipulation.

8.             The releases set forth herein extend to claims that the Releasing Parties do not know or suspect to exist at the time of the release, which if known, might have affected the Releasing Parties’ decision to enter into the release; the Releasing Parties shall be deemed to relinquish, to the extent applicable and to the fullest extent permitted by law, the provisions, rights and benefits of Section 1542 of the California Civil Code; and the Releasing Parties shall be deemed to waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, federal law or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542.

9.             Upon Final Approval, Plaintiffs, the Company’s past and present stockholders, the Company and anyone claiming through or for the benefit of any of them, are hereby permanently enjoined from asserting, commencing, prosecuting, assisting, instigating or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting any Settled Claims.

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10.           Notwithstanding any other provision of this Order and Final Judgment to the contrary, nothing in this Order and Final Judgment shall be construed to (i) release, discharge, extinguish or otherwise compromise any claims or potential claims that Family Dollar or any person who is or was a defendant in the Action or the State Action may have under or relating to any policy of liability or other insurance, or (ii) release any insurer, co-insurer or reinsurer from any obligation owed to Family Dollar or any person who is or was a defendant in the Action or the State Action for indemnity or coverage under or relating to any policy of liability or other insurance.

11.           Notwithstanding any other provision of this Order and Final Judgment to the contrary, nothing in this Order and Final Judgment shall be construed to release, discharge, extinguish or otherwise compromise any claims or potential claims for subrogation that any insurance carrier may have as to any third party, including, but not limited to attorneys, financial or investment advisors, advisors, consultants, auditors, accountants, investment bankers, commercial bankers, trustees, engineers, agents, insurers, co-insurers and reinsurers not otherwise named in the Action or State Action and not otherwise released herein, to the extent of any prior or future payments under any policy of insurance which have arisen, arise now or hereafter arise out of, or relating in any manner to, the allegations, facts, events, practices, conduct, transactions, matters, acts, occurrences, statements, representations, misrepresentations or omissions, or any fees, expenses or costs incurred in prosecuting, defending or settling the Action and State Action, or any other matter, thing or cause whatsoever, or any series thereof, embraced, involved or set forth in, or referred to or otherwise related, directly or indirectly, in any way to, the Action or the State Action or the subject matter of the Action or State Action, and including, without limitation, any claims in any way related to (i) the Settlement and the Stipulation, (ii) the fiduciary obligations of the Individual Defendants or any other Released Persons relating to or in connection with the allegations

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made in the complaints in the Action and State Action or the investigation of such allegations, (iii) any disclosures or alleged misrepresentations or omissions that were made or allegedly not made by any of the Released Persons regarding the subject matter of the Action or State Action, (iv) the Stipulation or any other matters described or alleged in the Stipulation, including, without limitation, (1) all stock option grants made by the Company, (2) all stock options issued pursuant to such grants, (3) all shares issued upon the exercise of said stock options, (4) the stock option granting practices of the Company, (5) the actions of the Special Committee, and (6) any and all disclosures made in connection with any of the foregoing.

12.           The Court finds that the Action was filed in good faith and that the parties and their counsel at all times complied with Federal Rule of Civil Procedure 11 and other similar state laws during the course of the Action.

13.           Counsel for the Plaintiffs are awarded attorneys’ fees and expenses (including costs and disbursements) in the total amount of $3,500,000.00, which sum the Court finds to be fair and reasonable, and which shall be paid by the Company jointly to Schiffrin Barroway Topaz & Kessler, LLP and Lerach Coughlin Stoia Geller Rudman & Robbins LLP, as joint receiving agents for all Plaintiffs’ counsel, within five (5) business days after Final Approval.

14.           If Final Approval fails to occur, then this Order and Final Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.

15.           The effectiveness of this Order and Final Judgment and the obligations of Plaintiffs, the Company and the Individual Defendants under the Stipulation and the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Order and Final Judgment that

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relates solely to the issue of Plaintiffs’ counsel’s application for an award of attorneys’ fees and expenses.

16.           Without affecting the finality of this Order and Final Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration and consummation of the Settlement.

IT IS SO ORDERED.

DATED:
THE HONORABLE FRANK D. WHITNEY
UNITED STATES DISTRICT JUDGE

Submitted by,

/s/ L. Bruce McDaniel

L. BRUCE McDANIEL (N.C. State Bar #5025)
WILLIAM E. ANDERSON (N.C. State Bar #098)
McDANIEL & ANDERSON, L.L.P.
Lafayette Square
4942 Windy Hill Drive
P.O. Box 58186
Raleigh, NC 27658
Telephone: 919/872-3000
919/790-9273 (fax)
mcdas@mcdas.com

Liaison Counsel

LERACH COUGHLIN STOIA GELLER
  RUDMAN & ROBBINS LLP
TRAVIS E. DOWNS III
JEFFREY D. LIGHT
BENNY C. GOODMAN III
MARY LYNNE CALKINS
655 West Broadway, Suite 1900
San Diego, CA 92101
Telephone: 619/231-1058
619/231-7423 (fax)

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LERACH COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP SHAWN A. WILLIAMS MONIQUE C. WINKLER AELISH M. BAIG 100 Pine Street, Suite 2600 San Francisco, CA 94111 Telephone: 415/288-4545 415/288-4534 (fax)

LERACH COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP THOMAS G. WILHELM 9601 Wilshire Blvd., Suite 510 Los Angeles, CA 90210 Telephone: 310/859-3100 310/278-2148 (fax)

THE WEISER LAW FIRM, P.C. ROBERT B. WEISER BRETT D. STECKER 121 N. Wayne Avenue, Suite 100 Wayne, PA 19087 Telephone: 610/225-2677 610/225-2678 (fax)

Co-Lead Counsel for Plaintiffs

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